AMENDMENT
                                       TO
                      AMENDED AND RESTATED LEASE AGREEMENT

     THIS AMENDMENT is made as of the 10th day of December 1999 by and between GROVE ISLE ASSOCIATES LTD., a Florida limited partnership ("Lessor") and WESTGROUP GROVE ISLE ASSOCIATES LTD., a Florida limited partnership ("Lessee").

                                    WHEREAS

     A. Lessor and Lessee are the parties to that certain Amended and Restated Lease Agreement (the "Lease") dated as of November 19, 1996. Any and all initial capitalized terms used, but not defined herein, shall have the meanings given to them in the Lease.

     B, The parties now desire to amend the Lease in certain respects as more particularly set forth below.

     NOW, THEREFORE, in consideration of Ten and No/00 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1 . The foregoing recitals are true and correct and are incorporated herein by this reference. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Lease unless otherwise provided.

     2. In consideration of Lessee's substantial efforts in improving the leased premises and investing capital beyond the amounts required by this Lease, Lessor agrees to reduce the amount of Base Rent due and payable by the amount of Four Hundred Eighty Thousand Dollars ($480,000.00) ("Reduced Rent"), which Reduced Rent shall result in reduction in the installments of Base Rent only over the following periods of time:

     (a) $100,000.00          Lessee shall be excused from making the December
                              1999 Base Rent payment in the amount of $73,333.33
                              and shall be allowed to reduce the January, 2000
                              Base Rent payment by the amount of $26,667.00.

     (b) $20,000.00           Base Rent for each month from and including
                              February 2000 through and including August 2001
                              shall be reduced each month by $20,000.00 (19 months).

                                       1

Amendment to Amended and
Restated Lease Agreement
122099

     Notwithstanding the foregoing, the agreement to afford Lessee the Reduced Rent amount and for Lessor to accept rental payments offset by the Reduced Rent shall automatically terminate in the event of any default by Lessee under the terms of the Lease, and thereafter, Lessee shall be obligated to make payments without any reduction for the Reduce Rent.

     3. Lessee agrees that as Lessee avails itself of the Reduced Rent, Lessor's Capital Investment increases. Inasmuch as Base Rent is determined based upon the amount of Lessor's Capital Investment, Lessee agrees that Base Rent shall increase with each increment of Reduced Rent. For example, after Lessee's use of the initial $100,000.00 of the Reduced Rent (increasing Lessor's Capital Investment by $100,000.00), annual Base Rent shall increase from $880,000.00 to $888,000.00 (or from $73,333.33 to $74,000.00 per month). Notwithstanding anything provided in the Lease, Base Rent shall be adjusted monthly to reflect changes in Lessor's Capital Investment through the immediately preceding month. Accordingly, after fully utilizing the Reduced Rent (increasing Lessor's Capital Investment to $11,480,000.00), annual Base Rent will be $918,400.00 (subject to adjustment in accordance with paragraph 4 below).

     4. In addition to any other changes to Base Rent, commencing with the Lease Year commencing January 1, 2002 [and during each Lease Year thereafter during the remainder of the Term (and any extensions or renewals thereof)], annual Base Rent shall be increased (but not decreased) in accordance with changes in the Consumer Price Index-U.S. city average for urban wage earners and clerical workers, 1982-84 equals 100, all items, as promulgated by the U.S. Department of Labor, Bureau of Labor Statistics ("CPI"). The annual Base Rent shall be increased each Lease Year by adding thereto an amount equal to the product of
(i) the then applicable annual Base Rent and (ii) a fraction, the numerator of which is the CPI for the Calculation Date applicable to the affected Lease Year (the "Applicable Calculation Date") minus the CPI for October 1, 1999 and the denominator of which is the CPI for October 1, 1999. In no event shall the annual Base Rent for the applicable Lease Year as adjusted pursuant to this paragraph ever decrease below the annual Base Rent as adjusted pursuant to this paragraph for the immediately prior Lease Year. In the event of an adjustment to the annual Base Rent in accordance with a change in the CPI, Lessor shall notify Lessee in writing of the increase to the annual Base Rent for the applicable Lease Year and the increased amount of the new monthly installments due with respect thereto. Within ten (10) days of receiving such written notice, Lessee shall pay to Lessor all increases to the annual Base Rent owed for all months which have elapsed in the then current Lease Year. If a substantial change is made in the method of establishing the CPI or a change is made to the base year used by the Bureau of Labor Statistics in computing the CPI, then the CPI shall be adjusted to a figure as nearly equivalent as possible to the figure that would have resulted had no change been made in the method of establishing the CPI. In the event that the CPI (or a successor or substitute index) becomes unavailable, then a comparable index published by a governmental or other nonpartisan entity evaluating the same

                                       2

Amendment to Amended and
Restated Lease Agreement
122099
information theretofore used in establishing the CPI shall be used in lieu of the CPI.

     5. Commencing with the Lease Year commencing January 1, 2002 [and during each Lease Year thereafter during the remainder of the Term (and any extensions or renewals thereof)], the amount of Participation Rent payable to Lessor shall be reduced by the amount by which Base Rent was increased solely as a result of CPI increases for that Lease Year. The amount by which Participation Rent may be reduced shall be reviewed on an annual basis, and to the extent that the CPI increases for a year are greater than the amount of Participation Rent payable during that Lease Year, Lessee shall be excused for payment of Participation Rent for said year, but may not carry over any amount by which the CPI increase exceeds Participation Rent. By way of example only, if annual Base Rent for 2002 increases as a result of CPI increases by $45,000.00 and Participation Rent payable in 2002 is $30,000.00, then, in such event, Lessee shall be excused from payment of Participation Rent in 2002 because the CPI increase for the Lease Year exceeds the amount of Participation Rent otherwise payable. Lessee shall not, however, be entitled to a credit in any other year for the additional $15,000.00 of CPI increase in 2002 for which Lessee did not receive an offset against Participation Rent for 2002. If instead, the annual CPI increase for 2002 was $20,000.00, then Lessee would be obligated for payment of Participation Rent in 2002 of $10,000.00 (the $30,000.00 of Participation Rent that was otherwise payable, less a credit for the $20,000.00 of CPI increase), payable as provided in the Lease.

     6. The second sentence of Section 5.1 of the Agreement is hereby amended to read in its entirety as follows:

          The Termination Payment" means fifty percent (50%) of the amount by which the value of the Demised Premises on the Termination Date exceeds $11,480,000.00.

     7. Signatures of the parties hereto on copies of this instrument transmitted by facsimile machine shall be deemed originals for all purposes hereunder, and shall be binding upon the parties hereto. This instrument may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which when taken together shall be deemed to be one and the same instrument.

     8. Except as specifically modified hereby, all of the provisions of the Lease which are not in conflict with the terms of this Amendment shall remain in full force and effect.

                      THE REMAINDER OF THIS PAGE IS BLANK

                                       3

Amendment to Amended and
Restated Lease Agreement
122099

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Witnessed by:                 LESSOR:

                              GROVE ISLE ASSOCIATES, LTD., a Florida
                              limited partnership

                              By: Courtland Investments, Inc., a Delaware
                                  corporation its sole general partner

/s/                           By: /s/ Larry Rothstein
                              Name: Larry Rothstein
/s/ Wanda Hemingway           Title: President

                                             (Corporate Seal)

                              LESSEE:

                              WESTGROUP GROVE ISLE ASSOCIATES,
                              LTD., a Florida limited partnership

/s/                           By: /s/ Patrick R. Coler
                              Name: Patrick R. Coler
/s/ Christine Evens           Title: President, Westgroup Partner, Inc.
                                     ITS General Partner

                                       4

Amendment to Amended and
Restated Lease Agreement
122099